UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

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June 19, 2007
Dear Shareholder:
     You are cordially invited to attend the 2007 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 19, 2007, at 9:00 a.m., to be held at The Finish Line, Inc. Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.
     The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.
     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.
     Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Alan H. Cohen,
Chairman of the Board and Chief Executive Officer

THE FINISH LINE, INC.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235
Notice of Annual Meeting of Shareholders
to be held July 19, 2007
TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:
     Notice is hereby given that the 2007 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 19, 2007, at 9:00 a.m. EST, will be conducted for the following purposes:
(1)	To elect three Class III directors to serve on the Company’s Board of Directors until the 2010 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 1, 2008; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only shareholders of record at the close of business on May 25, 2007, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Executive Vice President, General Counsel and Secretary

Indianapolis, Indiana
June 19, 2007
Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF CLASS III DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
EXECUTIVE COMPENSATION
FISCAL YEAR 2007 SUMMARY COMPENSATION TABLE
FISCAL YEAR 2007 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
FISCAL YEAR 2007 OPTION EXERCISES AND STOCK VESTED TABLE
POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL
FISCAL YEAR 2007 DIRECTOR COMPENSATION TABLE
AUDIT COMMITTEE REPORT
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSALS OF SHAREHOLDERS
MISCELLANEOUS
APPENDIX A

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 19, 2007

GENERAL INFORMATION
This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 19, 2007, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s Corporate Office at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 19, 2007, at 9:00 a.m. local time, and any adjournment or postponement thereof. At the Annual Meeting, the Company’s shareholders will be asked to: (i) elect three Class III directors to serve on the Board until the 2010 Annual Meeting of Shareholders, (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 1, 2008, and (iii) vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement and related proxy materials are being first mailed to shareholders on or about June 19, 2007.
Throughout this Proxy Statement, fiscal 2007, fiscal 2006 and fiscal 2005 represent the fiscal years ended March 3, 2007, February 25, 2006, and February 26, 2005, respectively.
Persons Making the Solicitation
The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition to the mailing of this proxy statement, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefrom. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.
Voting at the Meeting
Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 25, 2007, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 42,589,952 Class A Common Shares and 5,141,336 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes.
In the election of directors, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the votes cast is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 1, 2008.
The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.
Shareholders do not have the right to cumulate their votes in the election of directors.

Revocability of Proxy
A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.
If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class III director nominees indicated herein to serve on the Board until the 2010 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 1, 2008, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.
ELECTION OF CLASS III DIRECTORS
(Item 1 on your Proxy)
The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I directors, consisting of Alan H. Cohen and Jeffrey H. Smulyan, will expire at the 2008 Annual Meeting of Shareholders, the term of the Class II directors, consisting of Larry J. Sablosky, Bill Kirkendall and William P. Carmichael, will expire at the 2009 Annual Meeting of Shareholders, and the term of the Class III directors, consisting of David I. Klapper, Stephen Goldsmith and Catherine A. Langham, will expire at the 2007 Annual Meeting of Shareholders.
The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class III directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Class III directors elected at the 2007 Annual Meeting will serve for a three-year term expiring at the 2010 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of his or her death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.
Nominees
The nominees for election as Class III directors of the Company are David I. Klapper, Stephen Goldsmith and Catherine A. Langham. Each of such persons currently serves as a director of the Company. The nominees for election as Class III directors of the Company were selected by the Board upon the recommendation of the independent directors of the Board, meeting in executive session. See “Management — Executive Officers and Directors” for additional information concerning the nominees, and “Board of Directors, Committees and Meetings — Nomination Process” for additional information regarding the Board’s criteria for selecting director nominees.
Recommendation of the Board of Directors
The Board unanimously recommends that shareholders vote “FOR” the Class III director nominees set forth above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 25, 2007, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Class A				Class B
			Stock Options	% of
	Number of		exercisable within	Class	Number of		% of
	Shares (1)(2)		60 days (10)	(3)	Shares (1)		Class (3)	Total Shares
Alan H. Cohen	62,000		17,500	(9)	2,168,794		42.2%	2,248,294
David I. Klapper	—		—	—	1,824,300	(5)	35.5%	1,824,300
Larry J. Sablosky	41,500	(4)	—	(9)	1,148,242	(6)	22.3%	1,189,742
Glenn S. Lyon	63,000		137,000	(9)	—		—	200,000
Steven J. Schneider	75,920		85,500	(9)	—		—	161,420
Gary D. Cohen	69,910		74,500	(9)	—		—	144,410
Kevin S. Wampler	50,737		97,000	(9)	—		—	147,737
George S. Sanders	56,427		125,000	(9)	—		—	181,427
Donald E. Courtney	66,805	(7)	87,500	(9)	—		—	154,305
Michael L. Marchetti	60,658		95,500	(9)	—		—	156,158
Samuel M. Sato	5,000		—	(9)				5,000
Jeffrey H. Smulyan	26,000		32,000	(9)	—		—	58,000
Stephen Goldsmith	—		24,000	(9)	—		—	24,000
Bill Kirkendall	—		19,000	(9)	—		—	19,000
William P. Carmichael	4,000		30,000	(9)	—		—	34,000
Catherine A. Langham	—		6,000	—	—		—	6,000

Royce & Associates, LLC	4,674,300	(8)	—	11.15%	—		—	4,674,300
First Pacific Advisors, LLC	3,628,900	(8)	—	8.50%	—		—	3,628,900
SCSF Equities, LLC	2,398,400	(8)	—	5.70%	—		—	2,398,400
All directors and executive officers as a group (16 persons)	581,957		830,500	3.32%	5,141,336		100%	6,553,793

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The amounts in this column exclude any Class B Common Shares convertible into a corresponding number of Class A Common Shares.

(3)	The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)	Reflects shares gifted to a private family foundation controlled by the named individual.

(5)	Includes 97,100 shares held by a family partnership of which Mr. Klapper serves as general partner.

(6)	Includes 150,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner, and 14,420 Class B Common Shares held by Mr. Sablosky’s spouse.

(7)	Includes 9,200 Class A Common Shares held by Mr. Courtney’s spouse.

(8)	This information is based solely on Schedule 13G/As filed with the Securities and Exchange Commission.

Royce & Associates, LLC	12/31/2006
First Pacific Advisors, LLC	12/31/2006
SCSF Equities, LLC	03/05/2007

(9)	Less than 1% of the Class A Common Shares outstanding.

(10)	The directors and executive officers listed have the right to acquire the number of shares of common stock reflected in this column within 60 days of May 25, 2007.
MANAGEMENT
Executive Officers and Directors
The executive officers, directors and nominees for director of the Company are as follows:

			Executive Officer
			or Director
Name	Age	Position	Since
Alan H. Cohen	60	Chairman of the Board, CEO, Class I Director	1976
Glenn S. Lyon	57	President	2001
David I. Klapper	58	Senior Executive Vice President, Class III Director	1976
Larry J. Sablosky	58	Senior Executive Vice President, Class II Director	1982
Steven J. Schneider	51	Chief Operating Officer	1989
Gary D. Cohen	55	Executive Vice President, General Counsel, Secretary	1997
Kevin S. Wampler	44	Executive Vice President, CFO and Assistant Secretary	1997
George S. Sanders	49	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	52	Executive Vice President, IS, Distribution, CIO, Assistant Secretary	1989
Michael L. Marchetti	56	Executive Vice President, Store Operations	1995
Samuel M. Sato	43	Executive Vice President, Chief Merchandise Officer	2007
Jeffrey H. Smulyan	60	Class I Director	1992
Stephen Goldsmith	60	Class III Director	1999
Bill Kirkendall	53	Class II Director	2001
William P. Carmichael	63	Class II Director	2003
Catherine A. Langham	49	Class III Director	2006
Mr. Alan H. Cohen, a co-founder of the Company, served as Chairman of the Board, President and Chief Executive Officer of the Company from May 1982 until October 2003. In October 2003, Mr. Cohen stepped down from the Presidency and is currently the Chairman of the Board and CEO. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.
Mr. Glenn S. Lyon has served as President and Chief Merchandise Officer of the Company from October 2003 to July 2006, and as Executive Vice President and Chief Merchandise Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions. Mr. Lyon’s title was consolidated to ‘President’ in July 2006.

Mr. David I. Klapper, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Klapper has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Klapper served as Executive Vice President from May 1982 to April 2000. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).
Mr. Larry J. Sablosky, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Sablosky has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Sablosky served as Executive Vice President from May 1982 to April 2000. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 30 years.
Mr. Steven J. Schneider has served as Senior Executive Vice President and Chief Operating Officer of the Company from October 2003 to July 2006, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President, Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President, Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 25 years. Mr. Schneider’s title was consolidated to “Chief Operating Officer” in July 2006.
Mr. Gary D. Cohen has served as Executive Vice President, General Counsel and Secretary of the Company since April 2000. Mr. Cohen also served as Senior Vice President, General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen.
Mr. Kevin S. Wampler has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since October 2003, and as Senior Vice President, Chief Accounting Officer and Assistant Secretary from April 2001 to October 2003. Mr. Wampler also served as Senior Vice President, Corporate Controller and Assistant Secretary of the Company from April 2000 to April 2001 and as Vice President, Corporate Controller and Assistant Secretary of the Company from March 1997 to April 2000. Mr. Wampler, a Certified Public Accountant, was also employed by the Company from June 1993 to March 1997 as Corporate Controller. Mr. Wampler held the position of Audit Manager at a national accounting firm from July 1986 to May 1993.
Mr. George S. Sanders has served as Executive Vice President, Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President, Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President, Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Senior Leasing Representative.
Mr. Donald E. Courtney has served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company since October 2003, and as Executive Vice President, Chief Information Officer-Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President, MIS and Distribution of the Company from March 1997 to April 2000 and as Vice President, MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Guarantee Auto Stores, Inc., an automotive retailer, employed Mr. Courtney. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President, —MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 25 years.

Mr. Michael L. Marchetti has served as Executive Vice President, Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President, Store Operations of the Company from March 1997 to April 2000 and as Vice President, Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.
Mr. Samuel M. Sato has served as Executive Vice President, Chief Merchandise Officer of the Company since March 2007. Mr. Sato began his career at Nordstrom Inc. in 1985. He was a Regional Merchandise Manager, Menswear, in the Northeast and Mid-Atlantic regions of Nordstrom, and then served as Divisional Merchandise Manager, Shoes. Mr. Sato was promoted to Vice President and Corporate Merchandise Manager for the Men’s Shoes Division of Nordstrom in 1999. Mr. Sato has been involved in the retail industry for over 22 years.
Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan is CEO, Chairman of the Board, and President of Indianapolis-based Emmis Communications Corporation, which he founded in 1981. Emmis owns and operates 24 radio stations, three network-affiliated television stations, and award-winning regional and specialty magazines around the country. Mr. Smulyan, a director of the National Association of Broadcasters and former Chairman of the Board of Directors of the Radio Advertising Bureau, sits on the Board of Trustees of the University of Southern California. Mr. Smulyan has been honored with the American Women in Radio and Television’s Silver Satellite Award, the National Association of Broadcasters’ National Radio Award, and as Radio Ink’s “Radio Executive of the Year.” In 2004, Mr. Smulyan was inducted into the Broadcast and Cable Hall of Fame. Under his leadership, Emmis was named one of Fortune’s 100 Best Companies to Work For in 2005. He is the former owner of the Seattle Mariners baseball team.
Mr. Stephen Goldsmith has served as a director of the Company since July 1999. Mr. Goldsmith is Director of CapitalSource Infrastructure Finance which invests in governmental assets. He is also Chairman of the Corporation for National and Community Service and the Daniel Paul Professor of Government and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government. From 2001 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith was a director of Net2Phone, Inc., an Internet communications company, from 2003 to 2005 and The Steak n Shake Company, a national restaurant chain, from 1999 to 2005. Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999, and then as chief domestic policy advisor to the Bush 2000 Presidential Campaign.
Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall is a Partner in D.A. Weibring Golf Resources Group, a golf design management and consulting firm, he is also the chief executive officer and director of Pure Motion, Inc., a company that develops and markets technology-based training aids for recreational sports. Mr. Kirkendall is also a partner with Golf Resources Inc., a company that specializes in golf course design, management, and consulting, worldwide. From October 1999 to November 2002 Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc., a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998. From 1976 to 1982 Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company.
Mr. William P. Carmichael has served as a director of the Company since July 2003. Mr. Carmichael currently serves as Chairman of the Board of Trustees of the Columbia Funds Series Trust, Banc of America Funds Trust, Columbia Funds Master Investment Trust, and Columbia Funds Variable Insurance Trust. From 1999 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for twenty-six years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer from 1987 to 1990, and Vice President of Esmark, Inc., from 1973 to 1984. Mr. Carmichael has been a director of Spectrum Brands (formerly Rayovac Corporation) since August 2002, Cobra Electronics Corporation since 1994, and Simmons Company since May 2004. He was previously a director of Opta Food Ingredients, Inc., Nations Government Income Term Trust 2004, Nations Government Income Term Trust 2003, Nations Balanced Target Maturity Fund and Hatteras Income Securities Fund.

Ms. Catherine A. Langham was appointed as a director of the Company by the Board of Directors on April 20, 2006. Ms. Langham is the co-founder, President and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing and distribution. Ms. Langham was a member of the Board of Directors of Marsh Supermarkets, Inc. from 1998 thru September 2006, where she also served on the audit and executive committees. Ms. Langham has over twenty years of experience in the logistics industry.
Officers are appointed by and serve at the discretion of the Board. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10 percent of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10 percent shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.
Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that, except as follows, all of its officers, directors and greater than 10 percent shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended March 3, 2007. Due to an administrative delay Mr. Beau J. Swenson, the Company’s Corporate Controller, was late in filing his Form 3.
Code of Ethics
The Company’s Code of Ethics, applicable to its directors and officers, is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
Independence of Directors
The Board has determined that the majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the Nasdaq Stock Market (“Nasdaq”). The independent directors of the Board include Jeffrey H. Smulyan, Stephen Goldsmith, Bill Kirkendall, William P. Carmichael and Catherine A. Langham.
In addition, all members of the Audit Committee and the Compensation and Stock Option Committee of the Board are independent directors and all members of the Audit Committee satisfy the independence requirements set forth in Securities and Exchange Commission (“SEC”) rules.
Meetings and Committees of the Board of Directors
The Board held four meetings in fiscal 2007 and all directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Annual Meeting. All of the Board members attended the 2006 Annual Meeting of Shareholders.
The Board of Directors has three (3) committees. The Audit Committee is comprised of Ms. Langham and Messrs. Goldsmith, Kirkendall and Carmichael, Chair. The Compensation and Stock Option Committee is comprised of Messrs. Kirkendall and Smulyan. The Finance Committee is comprised of Messrs. Klapper and Carmichael. The Company does not have a nominating committee nor any committee performing such functions. The Board has determined that, because a majority of its members are independent directors, it is appropriate for the independent directors to fulfill the role of a nominating committee. Nominees are recommended to the Board of Directors by at least a majority of independent directors, meeting in executive session.

Audit Committee. The Audit Committee met eight times during fiscal 2007. The Audit Committee is composed solely of independent directors (as defined in the Nasdaq listing standards and SEC rules). The Audit Committee is governed by a written charter approved by the Board. Under its charter, the Audit Committee, among other things, appoints the Company’s independent registered public accounting firm each year and approves the compensation and terms of engagement of the Company’s independent registered public accounting firm, approves services proposed to be provided by the independent registered public accounting firm, as well as all services provided by other professional financial services providers, and monitors and oversees the quality and integrity of the Company’s accounting process and systems of internal controls. Each member of the Audit Committee meets the Nasdaq financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well. The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions. During fiscal 2007, there were no related party transactions between the Company and its executive officers and directors. The Audit Committee Charter is available on the Company’s website at www.finishline.com.
The Compensation and Stock Option Committee (the “Compensation Committee”) met four times during fiscal 2007. The Compensation Committee is appointed by the Board and is composed of two non-employee independent directors (as defined in the Nasdaq listing standards). The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers including the chief executive officer. The Compensation Committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. The Compensation Committee is also responsible for administering the Company’s 1992 Employee Stock Incentive Plan, as amended, and the Company’s 2002 Stock Incentive Plan, as amended. It periodically reviews and makes recommendations to the Board with respect to director compensation. All decisions with respect to executive officer and director compensation are approved by the Compensation Committee and recommended to the full board for ratification. In February 2007, the board adopted a written charter under which the Compensation Committee acts. A copy of the charter is attached as Appendix A and is available on the Company’s website at www.finishline.com.
Meetings of the Independent Directors. The Company’s independent directors meet regularly in executive sessions outside the presence of management. An executive session is generally held in conjunction with each regularly scheduled meeting of the Board. The Company has not formally appointed a single director to preside at executive sessions of the independent directors. Rather, the responsibility to preside at each such meeting of independent directors is rotated among the independent directors, depending on the subject matter to be discussed at such meeting.
Nomination Process
In determining whether to nominate a candidate for election to the Company’s Board of Directors, the Board considers various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and professional ethics and values, bearing in mind the requirements of the Board at that point in time. The Board believes it is appropriate that a majority of its members be independent directors and that at least one member, who also serves on the Audit Committee, be an “audit committee financial expert” as defined by SEC rules. Candidates are identified through a variety of sources, including other members of the Board, senior Company executives, individuals personally known by the members of the Board, and research. The Company will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, submit a candidate’s name and qualifications to The Finish Line, Inc. Board of Directors (or the applicable Board member) at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of

Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member. The process by which the Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent directors.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion and analysis of the Company’s executive compensation structure and pertains to the named executive officers listed in the summary compensation table on page 15.
Compensation Structure Objectives
A primary objective of the Compensation and Stock Option Committee (the “Committee” or “Compensation Committee”) in setting executive officer pay is to adequately motivate the Company’s executive leadership and to reward their attainment of specified annual, long-term and strategic performance goals. The Committee strives to ensure that compensation levels are sufficient to attract and retain key individuals and to ensure that the Company’s executive management has appropriate financial incentives to achieve sustainable growth in shareholder value. The Committee endeavors to ensure that executive officer compensation is perceived as fundamentally fair to all shareholders in the Company, to that end the Committee believes that all incentive components of executive officer compensation remain directly related to company performance.
Setting Executive Officer Compensation
The principle elements that comprise the Company’s executive officer compensation are; base salary, performance based incentive compensation, and long-term equity and non-equity incentive compensation. Annual base salaries for executive officers are set at the first Compensation and Stock Option Committee meeting of each fiscal year. At this meeting the Committee also reviews and sets the criteria for any annual executive officer bonus program. In setting executive officer compensation the Committee considers recommendations from members of Company management, including the chief executive officer. The executive officers for whom compensation recommendations are discussed are not present. The Committee also discusses and sets the compensation structure for the chief executive officer who is absent from that discussion. The Compensation Committee may accept, adjust or reject any recommendations concerning executive officer compensation.
The Committee strives to evaluate the elements that make up an executive officer’s compensation in the context of Company performance and the retail market within which the Company operates. In setting executive officer base salaries the Committee considers competitive salary norms for the retail industry, the executive officer’s position and corresponding responsibility. The Committee may also seek the advice of independent consultants. For fiscal 2007 the Committee relied on historical retail peer group data in setting base salaries for the Company’s executives except for the chief executive officer. It has not been the Company’s practice to pay the chief executive officer at the highest level relative to industry peer salaries but to rather structure his compensation on a basis that is more relative to other members of executive management. After setting base salaries the Committee incorporates a performance based bonus component in order to motivate the Company’s executive leadership to maximize Company performance. For fiscal 2007 the incentive bonus for the chief executive officer, the president, and the chief operating officer was comprised entirely of Company financial performance criteria as such criteria is described in the Company’s 2002 Stock Incentive Plan (as amended and restated July 21, 2005). The chief financial officer and the general counsel had an incentive bonus that was comprised in part of Company financial performance criteria with a 25% portion that was based on preset business unit objectives directed at improving internal operating efficiency within the Company.

Annual Performance Based Incentive Compensation
The annual executive officer bonus program (the “EOBP”) is established and administered under the authority of the Company’s 2002 Stock Incentive Plan. The EOBP is structured to reward the Company’s executive management for the achievement of annual financial goals. It has been the practice of the Compensation Committee to determine at its first meeting in a fiscal year whether to establish an EOBP for that year. If a determination to establish an EOBP is made the Committee approves those individuals of the Company’s executive management that may participate in such program then evaluates and sets the criteria for the program. Each of the Company’s named executive officers were participants in the fiscal 2007 EOBP. The fiscal 2007 EOBP is cash based incentive compensation that is based on achieving specified Company performance criteria. The Company performance criteria consist of the following:
•	Increasing pre-tax operating income

•	Increasing comparable store sales revenue

•	Increasing total company sales, and

•	Reducing aged inventory
Each Company performance criteria is measured within a percentage range. The performance criteria of increasing pre-tax operating income is generally determined by comparing the increase in the Company’s consolidated operating earnings for fiscal 2007 to fiscal 2006. This amount is subject to certain adjustments, which include asset impairments, material gains and/or losses from insurance costs, and stock compensation expenses. For fiscal 2007 the percentage metric for increasing pre-tax operating income ranged from 2 to 15%. The percentage metric for increasing comparable store sales revenue ranged from 1 to 10%, for increasing total company sales from 8 to 15% percent, and for reducing aged inventory the percentage metric ranged from 1 to 5%.
For the chief executive officer, the president, and the chief operating officer, the above performance criteria comprised the entirety of their fiscal 2007 EOBP performance metrics. For the chief financial officer and the general counsel, the above described performance criteria comprised 75% of their fiscal 2007 EOBP performance metrics with the remaining 25% based on individual business unit objectives that pertain to their respective oversight responsibilities. For the general counsel, these individual business unit objectives included measurable control of legal expense budgets, timely resolution of general liability claims, and timely resolution of the Company’s various lease obligations. For the chief financial officer, individual business unit objectives included the measurable control of departmental expense budgets and effective management of timely budget reporting obligations by Company departments.
Performance criteria allocation to an EOBP participant is based on such participant’s accountability, influence on Company operations, tenure with the Company, and the appropriate competitive challenges of a participant’s position within the Company and within the retail industry at large. The Committee strives to allocate the criteria in such a way that the challenge of achieving the performance goals is relatively consistent from year to year. The program’s target and maximum award opportunities are set as a percentage of a participant’s base salary. For the named executive officers for fiscal 2007, the potential EOBP payment amounts were set as follows: for the chief executive officer 100% of base salary as a target and 165% of base salary as a maximum, for the president 80% of base salary as a target and 132% of base salary as a maximum, for the chief operating officer 70% of base salary as a target and 115.5% of base salary as a maximum, for the chief financial officer and the general counsel 60% of base salary as a target and 90% of base salary as a maximum.
The Committee considers the elements that comprise the methodology of this program a reliable overview of the Company’s annual performance within the retail market. Fiscal 2007 EOBP compensation is paid after the end of the fiscal year once the Committee has evaluated the Company’s performance relative to the performance goals established at the beginning of the fiscal year.

The following table sets forth the fiscal 2007 EOBP target bonus opportunity amounts for each of the Company’s named executive officers and the actual amount earned:

Named Executive Officer	EOBP Target Percentage of Base Salary	EOBP Target Amount	Actual Amount

Alan H. Cohen	100%	$570,000	$28,500
Chairman of the Board and Chief Executive Officer

Glenn S. Lyon	80%	$360,000	$18,000
President

Steven J. Schneider	70%	$273,000	$13,650
Chief Operating Officer

Gary D. Cohen	60%	$177,000	$53,100
Executive Vice President, General Counsel and Secretary

Kevin S. Wampler	60%	$147,000	$44,100
Executive Vice President, Chief Financial Officer and Asst. Secretary
Although each of the Company’s named executive officers is eligible to receive an award under the EOBP for fiscal 2007 the granting of any such award to any executive, individually or collectively, remains entirely at the discretion of the Compensation Committee. Awards made to named executive officers under the 2007 EOBP were determined after the close of fiscal year 2007 and paid out in the subsequent fiscal year. The fiscal 2007 EOBP award amounts are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 15.
Long Term Executive Officer Bonus Program
At the beginning of fiscal 2007 the Compensation Committee established the 2007 Long Term Incentive Bonus Program (“LTIB07”). The program is based on a three-year performance cycle ending on February 28, 2009, and is structured to encourage executive management, including each of the named executive officers, to focus on longer-term Company performance. Under the LTIB07 each of the following named executive officers is eligible to earn up to the amount specified if, over the three-year performance cycle, the Company improves adjusted operating earnings, as determined in accordance with GAAP, by 30% (or what equates to an average of 10% per year) over adjusted operating earnings for fiscal 2006.
For Mr. Alan Cohen the LTIB07 amount is $225,000, for Mr. Glenn Lyon $150,000, for Mr. Steve Schneider $125,000, for Mr. Gary Cohen $75,000 and for Mr. Kevin Wampler $75,000. To the extent that operating earnings for the three-year performance cycle are less than the stated goal but are within 90% of such goal, then the bonus award amount will be one half of the proposed bonus award. To remain eligible for an award under this program the executive officer must remain employed throughout the three-year performance cycle at such officer’s present or superior position. The Compensation Committee retains sole discretion to administer the LTIB07, including the determination of award amount and whether to grant any awards under the program. The potential amounts of the LTIB07 for each named executive officer are also reflected in the 2007 Grants of Plan-Based Awards Table on page 16.
Stock Option and Equity Incentive Compensation
The Compensation Committee grants Company stock and option awards to executive officers and key employees to encourage long term performance and to align the executives’ interests with those of shareholders. When the Committee determines to grant company stock and option awards it considers the recipient’s prior performance, the importance of retaining the recipient’s services, and the potential for the recipient’s performance in helping the Company achieve long-term performance objectives.

Company stock and option award levels are primarily determined at the Committee’s first meeting of the fiscal year, although stock and option awards may be granted at other times in the event of a new hire or promotion. Scheduling of the Committee’s meetings is made without regard to anticipated earnings or other potential material announcements by the Company. The Committee has no set formula for the allocation of stock and option awards, it considers recommendations from the chief executive officer as to which key employees should receive such awards then allocates a combination of stock and option grants based on such recommendations and its evaluation of the factors described above. The exercise price of each stock option to be awarded is calculated to equal the average of the high and low price of the Company’s Class A common stock on Nasdaq on the grant date. Once the grant awards are approved grant letters are prepared as soon as administratively possible reflecting the number of stock options and/or shares of restricted stock granted. In fiscal 2007, 47.6% of the options and 52.2% of the restricted shares approved for grant were issued to officers and employees other than the named executive officers. The Company has, and will continue to, properly account for all stock and option grants.
Vesting Schedule for Option Awards Granted
The tiered vesting schedule for all options granted to Company employees in fiscal 2007, including each of the named executive officers, is the same for all such option award recipients. The grant date for all options granted to Company employees in fiscal 2007 was March 29, 2006:

Vesting Dates for options
Granted in fiscal 2007	Percent of Options Vested
3/29/07	10%
3/29/08	20%
3/29/09	30%
3/29/10	40%
By contrast, options granted to independent directors of the Company vest one year from their grant date. Prior to the exercise of an option grant, the recipient has no rights as a shareholder with respect to shares subject to such option grant, including voting rights and the right to receive dividends.
Vesting Schedule for Stock Awards Granted
All stock awards granted by the Committee in fiscal 2007 vest under a three year cliff-vesting schedule where 100% of the restrictions on all such stock grants lapse and the shares granted vest on March 29, 2009. The grant date for all stock awards granted to named executive officers in fiscal 2007 was March 29, 2006. Dividends are paid on all restricted shares at the same rate as those received by all other shareholders of the Company.
Option and stock awards made to named executive officers for fiscal 2007 are reflected in the 2007 Grants of Plan-Based Awards Table on page 16.
Employment Agreements and Change in Control
In October of 2006 the Company entered into employment agreements with certain executives including each of the named executive officers. For the Company’s chief executive officer, Mr. Alan Cohen, the Company entered into a Founders Letter agreement. The terms of Mr. Alan Cohen’s Founders Letter Agreement provide that he remain an employee at will but is entitled to certain benefits upon a change in control of the Company. For the remaining named executive officers, other than such named executive officer’s specified base salary, the terms of the agreements were the same. Each of these agreements provides for a three-year term of employment and obligates the Company to certain payment obligations to the executive in the event of termination or a change in control. The Company provided these agreements to its executive officers as a means of remaining competitive, focusing each such executive officer on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. A copy of the forms used for these agreements is filed as Exhibits 10.1 and 10.2 to a Form 8-K filed with the SEC on November 3, 2006. Information regarding applicable payments to each named executive officer under such agreements is provided in the section entitled Potential Payments in the Event of a Termination or Change in Control beginning on page 19.

Pension Benefits
The Company does not currently provide pension benefits to its executives or employees.
Nonqualified Deferred Compensation
The Company does not currently provide for deferred contribution to its executives or employees under any nonqualified contribution plan.
Deferred Compensation
The Finish Line Inc. Profit Sharing and 401(k) Plan is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code and is applicable to all eligible employees of the Company including each of the named executive officers. In fiscal 2007 eligible employees could elect to contribute a portion of their salary to the plan up to a maximum amount of $15,000, and the Company provided matching contributions at 100% for up to 3% of each employee’s eligible earnings. Matching contributions made by the Company to named executive officers are reflected in the Summary Compensation Table on page 15.
Perquisites
It has not been the practice of the Company to provide perquisites to its named executive officers other than to the chief executive officer. In fiscal 2007, the Company provided Mr. Alan Cohen with certain benefits considered perquisites; the Company paid Mr. Cohen’s annual country club membership dues and also provided Mr. Cohen with use of a Company vehicle. For that portion of Mr. Cohen’s use of the Company vehicle that did not meet the Internal Revenue Service’s standard for business use, the cost was imputed as income and a gross up payment for taxes was provided. The Committee considers these payments to be reasonable and consistent with its compensation structure objectives.
Tax and Accounting Considerations
To the extent readily determinable, the Compensation Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure. The Company’s executive compensation plans are designed to be deductible under Section 162(m) of the Internal Revenue Code, however, since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.
In December 2006, the Compensation Committee determined that it was advisable to amend the Company’s 2002 Stock Incentive Plan to clarify the Company’s obligation to make anti-dilution adjustments to equity grants upon certain changes to capital structure. In anticipation of a restrictive interpretation of FAS123R that would potentially require the Company to incur additional charges when administering equity grants, the amendment, effective December 2006, now mandates that the Company will make the requisite adjustments to equity grants upon certain changes to capital structure rather than permit such adjustment.
Related Party Transactions
In accordance with the Company’s Audit Committee charter, the Audit Committee maintains responsibility for reviewing and approving any related party transactions. The Company has not entered into any financial transactions with any related party or immediate family member of a director or executive officer of the Company.

If any such material financial transaction were contemplated, the terms of any such transaction would need to be reviewed and approved by the Audit Committee prior to the Company entering into such transaction.
Compensation Committee Report
The Company’s Compensation and Stock Option Committee has reviewed and discussed the forgoing Compensation Discussion and Analysis with management and based on such review recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Affirmation of Compensation and Stock Option Committee Members
Bill Kirkendall
Jeffrey Smulyan
Compensation Committee Interlocks and Insider Participation
Members of the Compensation and Stock Option Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

FISCAL YEAR 2007 SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)	($)	($)
Alan H. Cohen	2007	$570,000	—	$193,945	$160,193	$28,500	—	$12,055(4)	$977,605
Chairman of the Board								$12,912(5)
and Chief Executive Officer

Glenn S. Lyon President	2007	$450,000	—	$151,672	$391,935	$18,000	—	$12,055(4)	$1,023,662

Steven J. Schneider Chief Operating Officer	2007	$390,000	—	$109,399	$234,792	$13,650	—	$12,055(4)	$759,896

Gary D. Cohen Executive Vice President, General Counsel & Secretary	2007	$295,000	—	$63,828	$188,101	$53,100	—	$12,055(4)	$612,084

Kevin S. Wampler Executive Vice President, Chief Financial Officer and Assistant Secretary	2007	$245,000	—	$63,828	$179,241	$44,100	—	$12,055(4)	$544,224

(1)	The amount reflected in this column is equal to the amount of compensation expense recognized by the Company in fiscal 2007 for the restricted shares granted in fiscal 2007, as well as in prior years, to each named executive officer and excludes the estimate of forfeitures related to time based vesting. The grant date fair market value of the restricted shares has been computed in accordance with FAS123(R). For further information regarding the valuation of restricted shares please see Note 7 to the Company’s financial statements filed with the SEC on Form 10-K on May 4, 2007. The amounts shown reflect the Company’s accounting expense for these stock awards and do not necessarily reflect the actual value that may be recognized by a named executive officer.

(2)	The amount reflected in this column is equal to the amount of compensation expense recognized by the Company in fiscal 2007 for the stock options granted in fiscal 2007, as well as in prior years, to each named executive officer and excludes the estimate of forfeitures related to time based vesting. The grant date fair market value of the stock options granted has been computed in accordance with FAS123(R). For further information regarding the valuation of stock options granted please see Note 7 to the Company’s financial statements filed with the SEC on Form 10-K on May 4, 2007. The amounts shown reflect the Company’s accounting expense for these option awards and do not necessarily reflect the actual value that may be recognized by a named executive officer.

(3)	Non-equity incentive plan compensation for services rendered in fiscal 2007 is listed for the year earned; however, the amounts were paid out in the subsequent fiscal year (April 2007).

(4)	These amounts reflect the Company’s contribution to each named executive officer’s profit sharing and 401k plan account.

(5)	This amount represents the value of those benefits the Company provided to Mr. Alan Cohen considered perquisites, these included payment of annual country club membership dues and the tax gross up value provided for use of a Company vehicle.

FISCAL YEAR 2007 GRANTS OF PLAN-BASED AWARDS TABLE

											All Other	All Other		Grant Date
											Stock	Option		Fair
			Estimated Future					Estimated Future			Awards:	Awards:	Exercise	Value
			Payouts Under					Payouts Under			Number of	Number of	or Base	of Stock
			Non-Equity Incentive					Equity Incentive			Shares of	Securities	Price	and
		Date of	Plan Awards					Plan Awards			Stock or	Underlying	of Option	Option
	Grant	Committee	Threshold	Target		Maximum		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Action	($)(1)	($)		($)		(#)	(#)	(#)	(#) (5)	(#)(6)	($/Sh)(7)	($)(8)
Alan H.	3/28/06	3/28/06	112,500			225,000	(2)	—	—	—
Cohen	3/28/06	3/28/06		570,000	(3)	940,500	(4)
	3/29/06	3/28/06	—	—		—		—	—	—	25,000	55,000	$16.07	$765,850

Glenn S.	3/28/06	3/28/06	75,000			150,000	(2)	—	—	—
Lyon	3/28/06	3/28/06		360,000	(3)	594,000	(4)
	3/29/06	3/28/06	—	—		—		—	—	—	20,000	40,000	$16.07	$586,200

Steven J.	3/28/06	3/28/06	62,500			125,000	(2)	—	—	—
Schneider	3/28/06	3/28/06		273,000	(3)	450,450	(4)
	3/29/06	3/28/06	—	—		—		—	—	—	15,000	35,000	$16.07	$472,750

Gary D.	3/28/06	3/28/06	37,500			75,000	(2)	—	—	—
Cohen	3/28/06	3/28/06		177,000	(3)	265,500	(4)
	3/29/06	3/28/06	—	—		—		—	—	—	7,000	20,000	$16.07	$244,890

Kevin S.	3/28/06	3/28/06	37,500			75,000	(2)	—	—	—
Wampler	3/28/06	3/28/06		147,000	(3)	220,500	(4)
	3/29/06	3/28/06	—	—		—		—	—	—	7,000	20,000	$16.07	$244,890

(1)	Amounts reflected in this column represent the threshold amount that would be payable under the fiscal year 2007 Long Term Incentive Bonus Plan (LTIB07) if the Company were to achieve at least 90% of the goal under the LTIB07; improved adjusted operating earnings over three years by an average of 10% over those of fiscal year 2006. Provided that the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2009.

(2)	Reflects the maximum amount that would be payable under the LTIB07 if the Company were to fully achieve the stated goal under the LTIB07; achievement of improved adjusted operating earnings over three years by an average of 10% over those of fiscal year 2006. Provided that the stated goal is achieved, amounts reflected in this column would not be payable until after the close of fiscal year 2009.

(3)	Reflects the target amount payable under the Company’s fiscal year 2007 annual executive officer bonus program (EOBP07) if annual financial goals are achieved. Estimated target EOBP07 payment amounts are based on a percentage of each named executive officers base salary: for Mr. Alan Cohen the target percentage is 100% of base salary, for Mr. Glenn Lyon the target percentage is 80% of base salary, for Mr. Steven Schneider the target percentage is 70% of base salary, for Messrs. Gary Cohen and Kevin Wampler the target percentage is 60% of base salary. Amounts actually paid under this program to each named executive officer are reflected in the Summary Compensation Table under the column heading Non-Equity Incentive Plan Compensation.

(4)	Reflects the maximum amount that would be payable to each named executive officer under the annual EOBP07. The estimated maximum EOBP07 payment amounts are based on a percentage of each named executive officer’s base salary: for Mr. Alan Cohen the maximum percentage is 165% of base salary, for Mr. Glenn Lyon the maximum percentage is 132% of base salary, for Mr. Steven Schneider the maximum percentage is 115.5% of base salary, for Messrs. Gary Cohen and Kevin Wampler the maximum percentage is 90% of base salary. Amounts actually paid under this program to each named executive officer are reflected in the Summary Compensation Table under the column heading Non-Equity Incentive Plan Compensation.

(5)	Amounts reflected in this column show the number of restricted shares granted to each named executive officer in fiscal 2007. The restricted shares granted vest under a three-year cliff-vesting schedule where all restrictions on the shares lapse and the shares granted vest on March 29, 2009.

(6)	Amounts reflected in this column show the number of stock options granted to each named executive officer in fiscal 2007. The options granted have a tiered vesting schedule whereby 10% vest one year from the grant date, 20% vest two years from the grant date, 30% vest three year from the grant date and the remaining 40% vest four years from the grant date.

(7)	The amount reflected in this column shows the exercise price which was calculated as the average of the high and low selling price of the Company’s common stock traded on the grant date of March 29, 2006.

(8)	The amount reflected in this column shows the grant date fair value of restricted shares and of stock options computed in accordance with FAS123(R). For stock option awards the fair market value was calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for stock options granted in fiscal 2007 to each of the named executive officers was $6.62. For restricted share awards the fair value was calculated by multiplying the average of the high and low price of the Company’s stock on the NASDAQ on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
										Equity
										Incentive
			Equity						Equity Incentive	Plan Awards:
			Incentive						Plan Awards:	Market or
			Plan Awards:					Market	Number of	Payout Value
			Number of			Number of		Value of	Unearned	of Unearned
	Number of	Number of	Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Securities	Securities	Underlying			Units of		Units of	or Other	or Other
	Underlying	Underlying	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Options	Options	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)(1)	(#)	($)	Date	(#)		($) (4)	(#)	($)
	Exercisable	Unexercisable
Alan H. Cohen	12,000	28,000		$14.29	08/31/2015	12,000	(5)
	-0-	55,000	—	$16.07	03/29/2016	25,000	(2)	$458,800	—	—
Glenn S. Lyon	35,000	-0-		$4.70	09/10/2011
	9,000	-0-		$0.50	02/07/2012
	15,000	-0-		$8.15	02/07/2012
	35,000	-0-		$5.65	02/04/2013
	-0-	40,000 (3)		$0.50	10/23/2013
	15,000	35,000		$17.62	03/04/2014
	9,000	21,000		$14.29	08/31/2015	9,000	(5)
	-0-	40,000	—	$16.07	03/29/2016	20,000	(2)	$359,600	—	—
Steven J. Schneider	14,000	-0-		$4.00	04/26/2011
	12,000	-0-		$8.15	02/07/2012
	24,500	-0-		$5.65	02/04/2013
	12,000	28,000		$17.62	03/04/2014
	7,500	17,500		$14.29	08/31/2015	6,000	(5)
	-0-	35,000	—	$16.07	03/29/2016	15,000	(2)	$260,400	—	—
Gary D. Cohen	21,000	-0-		$8.15	02/07/2012
	24,500	-0-		$5.65	02/04/2013
	10,500	24,500		$17.62	03/04/2014
	6,000	14,000		$14.29	08/31/2015	5,000	(5)
	-0-	20,000	—	$16.07	03/29/2016	7,000	(2)	$148,800	—	—
Kevin S. Wampler	24,000	-0-		$4.00	04/26/2011
	20,000	-0-		$8.15	02/07/2012
	24,000	-0-		$5.65	02/04/2013
	10,500	24,500		$17.62	03/04/2014
	6,000	14,000		$14.29	08/31/2015	5,000	(5)
	-0-	20,000	—	$16.07	03/29/2016	7,000	(2)	$148,800	—	—

(1)	Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four year period: 10% after one year, 20% after two years, 30% after three years and the remaining 40% after four years. All options expire ten years from the date of grant.

(2)	Restricted shares granted on March 29, 2006, have a three-year cliff-vesting schedule and vest on March 29, 2009.

(3)	These stock options were granted to Mr. Lyon in 2003 as part of a long-term incentive award and his promotion to President, they have a five year cliff-vesting schedule that vest on October 23, 2008.

(4)	The values represented in this column have been calculated by multiplying $12.40 (the closing price of the Company’s common stock on the last trading day of fiscal 2007 — March 2, 2007) by the number of shares of stock.

(5)	These restricted shares were granted on August 31, 2005 and vest on March 1, 2008.

FISCAL YEAR 2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Alan H. Cohen	-0-	-0-	—	—

Glenn S. Lyon	9,000	$109,530	—	—

Steven J. Schneider	18,000	$216,720	—	—

Gary D. Cohen	18,000	$233,160	—	—

Kevin S. Wampler	12,000	$135,840	—	—

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION OR A CHANGE IN CONTROL
The Company has entered into employment agreements with each of its named executive officers. Under these agreements each of the named executive officers will be entitled to certain payment provisions if they are terminated under any of the following circumstances:
•	Without Cause by the Company or resignation by executive for Good Reason during a Change in Control

•	Resignation by executive without Good Reason following a Change in Control

•	Without Cause by the Company or resignation by executive for Good Reason other than during a Change in Control, and

•	For Cause by the Company or resignation by the executive without Good Reason
Generally, pursuant to these agreements the terms “Cause”, “Good Reason” and “Change in Control” are defined as follows:
“Cause” means:
(A)	the willful and continued failure by an executive to perform his material duties;

(B)	the willful or intentional engaging by an executive in conduct within the scope of his/her employment that causes material injury to the Company;

(C)	the executive’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)	a material breach of the executive’s covenants of non-competition and confidentiality that causes a material injury to the Company.
“Good Reason” means if, other than for cause, any of the following has occurred:
(A)	any reduction in the executive’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executives of the Company);

(B)	a transfer of executive’s primary workplace by more than thirty-five (35) miles from its location; or

(C)	if such termination of employment occurs within 30 days prior to or two years following a Change in Control then any one of the following: a substantial reduction in an executive’s authority, duties or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive’s position with the Company.
“Change in Control” means the consummation of one or more of the following:
(A)	the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group other than the three Founders of the Company;

(B)	a merger, consolidation or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(C)	if during any 12-month period, a majority of the then current directors cease for any reason to constitute a majority of the Board.
Termination of a Named Executive Officer During a Change In Control
Other than the chief executive officer, if a named executive officer is terminated by the Company without Cause (other than by reason of death or disability) or resigns for Good Reason, in either case during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such named executive officer will be entitled to receive benefits equal to two and one half times their base salary and their respective targeted bonuses payable in a lump sum, vesting of all outstanding stock options and/or restricted shares, and health insurance benefits for each executive and his dependants for two years. The chief executive officer’s Founders Letter provides that he will only be entitled to a continuation of health benefits for himself and his dependents through the age of 65, and the vesting of all stock options and restricted stock that have not otherwise vested. Each of the agreements also provides that to the extent any of the payments under the agreements become subject to an excise tax imposed by Section 4999 or 280G of the Internal Revenue Code, then the executive would receive an additional gross-up payment to indemnify him for the effect of such a tax.
The amounts shown in the tables below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally, including accrued salary, vacation pay and 401k plan distributions. The chart below illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company without Cause or such executive resigned for Good Reason with respect to a Change in Control on March 2, 2007:

					Accelerated Vesting
				Health Insurance	of Outstanding
		Portion of Targeted	Lump Sum	Benefits for two	Equity	Excise Tax
Named Executive	Targeted Annual	Long Term Bonus	Cash Payment	years	Awards	Gross Up
Officer	Performance Bonus	(1)	(Base + Bonus x 2.5)	(2)	(4)	(5)
Alan H. Cohen	—	—	—	$33,670 (3)	$458,800	N/A	(6)
Glenn S. Lyon	$360,000	$100,000	$2,275,000	$17,290	$835,600	$445,440
Steven J. Schneider	$273,000	$83,334	$1,865,835	$17,290	$148,800	N/A	(6)
Gary D. Cohen	$177,000	$50,000	$1,305,000	$13,468	$260,400	N/A	(6)
Kevin S. Wampler	$147,000	$50,000	$1,105,000	$17,290	$148,800	$51,650

(1)	Figures in this column are based on one-year portions of two separate long term bonus plans: the fiscal year 2007 three-year long term bonus plan and the fiscal year 2006 long term bonus plan. The estimated amounts listed represent those portions of each respective plan the named executive officer could earn if they remain employed.

(2)	The estimated value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on March 2, 2007.

(3)	Calculation based on payments thru age 65 per Founders Letter Agreement.

(4)	Represents the estimated value of all previously unvested restricted stock and of all previously unvested stock options (less the applicable exercise price) subject to accelerated vesting, based on the closing price of the Company’s stock on March 2, 2007.

(5)	Each named executive officer’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the IRS Tax Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by the executive officer would be equal to the covered amount.

(6)	Based on current estimates no excise tax gross up would be payable to the named executive officer on the contemplated date.
If a named executive officer’s employment is terminated because of death or disability then such executive, or the executive’s estate, would be entitled to his base salary through the date of termination, and any earned but unpaid portion of such executive’s annual performance bonus.
Termination of a Named Executive Officer by Resignation without Good Reason Following a Change In Control
If a named executive officer, other than the chief executive officer, resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such named executive officer shall be entitled to receive a lump sum payment equal to such executive officer’s base salary. The chief executive officer’s Founders Letter agreement provides that he remain an employee at will and does not obligate the Company to any additional payments other than the provision of the chief executive officer’s base salary through the date of such termination.
The chart below illustrates the potential payments that each named executive officer would be entitled to if they terminated their employment via resignation without Good Reason on March 2, 2007, and such date was within the 30 day period following the first anniversary of a Change in Control:

Named Executive	Lump Sum Payment Equal	Excise Tax Gross Up
Officer	to Base Salary	(1)
Alan H. Cohen	—	N/A
Glenn S. Lyon	$450,000	N/A
Steven J. Schneider	$390,000	N/A
Gary D. Cohen	$295,000	N/A
Kevin S. Wampler	$245,000	N/A

(1)	Based on current estimates no excise tax gross up would be payable to the named executive officer on the contemplated date.

Termination of a Named Executive Officer Other Than During a Change in Control
Other than the chief executive officer, if a named executive officer is terminated by the Company without Cause, or resigns for Good Reason, other than within a defined period surrounding a Change in Control of the Company (that period which begins 30 days prior to such Change in Control and ends two years following a Change in Control) such named executive officer will be entitled to receive a lump sum cash payment equal to such executive officer’s base salary, an amount equal to a pro-rated portion of an annual performance bonus, and any other bonus such named executive officer would have received had such executive officer remained employed through the end of the year, and continued provision of group health benefits for one year following the date of termination. The chief executive officer’s Founders Letter agreement provides that he remain an employee at will and does not obligate the Company to any accelerated salary or lump sum bonus payment obligations should his employment terminate during a period other than a Change in Control.
The chart below illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company without Cause or the executive officer resigned for Good Reason other than during a Change in Control on March 2, 2007:

	Lump Sum		Health Insurance
	Payment	Annual Performance	Benefits for one	Excise Tax
	Equal to Base	Bonus	year	Gross Up
Named Executive Officer	Salary	(1)	(2)	(3)
Alan H. Cohen	—	—	—	N/A
Glenn S. Lyon	$450,000	$18,000	$8,645	N/A
Steven J. Schneider	$390,000	$13,650	$8,645	N/A
Gary D. Cohen	$295,000	$53,100	$6,734	N/A
Kevin S. Wampler	$245,000	$44,100	$8,645	N/A

(1)	Amounts in this column represent the actual annual performance bonus earned by the named executive officer in fiscal 2007.

(2)	The value of health insurance is based on the health insurance coverage the Company carried for each named executive officer on March 2, 2007.

(3)	Based on current estimates no excise tax gross up would be payable to the named executive officer on the contemplated date.
Termination of a Named Executive Officer for Cause or by Executive Officer without Good Reason
If a named executive officer, other than the chief executive officer, is terminated by the Company for Cause, or the executive officer resigns without Good Reason then such executive officer would be entitled to receive his base salary through the date of termination, and any earned but unpaid portion of the executive’s annual performance bonus. The chief executive officer’s Founders Letter agreement provides that he remain an employee at will and does not obligate the Company to any additional payments other than the provision of the chief executive officer’s base salary through the date of termination.
The below chart illustrates the potential payments that each named executive officer would be entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on March 2, 2007:

Annual Performance
Bonus
Named Executive Officer	(1)
Alan H. Cohen	—
Glenn S. Lyon	$18,000
Steven J. Schneider	$13,650
Gary D. Cohen	$53,100
Kevin S. Wampler	$44,100

(1)	Amounts in this column represent the actual annual performance bonus earned by the named executive officer in fiscal 2007.
The Company’s obligation to make any payments described above remain subject to such named executive officer’s continued compliance with the non-competition, non-solicitation and confidentiality obligations set forth in their respective agreements, as well as their execution of a general release in favor of the Company and its affiliates in a form reasonably acceptable to the Company.
Director Compensation
The Compensation Committee reviews and sets director compensation at the first meeting that follows the annual shareholder meeting. Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $3,500 per year, an additional $3,500 per meeting for attending regular meetings of the Board of Directors, and an additional $1,000 per meeting for attending special meetings. Directors who are not employees of the Company are also reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, non-employee directors receive a $1,000 fee for each Audit Committee or Compensation and Stock Option Committee meeting they attend in person or telephonically. Directors who are not employees of the Company also receive options to purchase 6,000 Class A Common Shares upon first joining the Board and an additional 8,000 options for each year they serve on the Board. In fiscal 2007 Ms. Catherine A. Langham was appointed as a new director and pursuant to the Company’s 2002 Stock Incentive Plan received 6,000 options upon her appointment. The table below summarizes the compensation paid to the Company’s non-employee directors for the fiscal year ended March 3, 2007.
FISCAL YEAR 2007 DIRECTOR COMPENSATION TABLE

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($) (1)	($)	($) (2) (3)	($)	($)	($)	($)
Jeffrey Smulyan Comp & Stock Option Committee Class I	$20,500	—	$42,071	—	—	—	$62,571
Stephen Goldsmith Audit Committee Class III	$25,500	—	$42,071	—	—	—	$67,571
Bill Kirkendall Comp & Stock Option Comm. Audit Committee Class II	$28,500	—	$42,071	—	—	—	$70,571
William P. Carmichael Audit Committee Finance Committee Class II	$24,500	—	$42,071	—	—	—	$66,571
Catherine A. Langham Audit Committee Class III	$20,000	—	$52,542 (4)	—	—	—	$72,542

(1)	Amounts reflected in this column include the value of an outside director’s annual retainer fee and additional fees for those directors who serve on a committee of the Board.

(2)	Amounts reflected in this column have been computed in accordance with FAS123(R) and reflect the amount expensed by the Company in its annual financial statements for grants made in fiscal 2007, as well as in prior years.

(3)	Each director was granted 8,000 options for their annual service on the Board. The grant date was August 31, 2006. The grant date fair value of the option award, calculated in accordance with FAS123(R), is $4.60.

(4)	Ms. Langham was appointed to the Board in April 2006 and received 6,000 options as a new Board appointee in addition to the annual grant of 8,000 options granted to all non-employee directors. The grant date for the initial 6,000 options was April 20, 2006. In accordance with FAS123(R), the grant date fair value of these initial 6,000 options is $6.52.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee acts under a charter approved by the Board in October 2003, and reviewed annually. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended March 3, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in the Nasdaq listing standards and SEC rules). Each member meets Nasdaq financial knowledge requirements, and the Board of Directors has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets Nasdaq professional experience requirements as well.
The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement of Accounting Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.
The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence from the Company.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 3, 2007, for filing with the SEC.
William P. Carmichael, Chair
Bill Kirkendall
Stephen Goldsmith
Catherine A. Langham
Relationship with Independent Public Accountants
The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal year 2008, ending March 1, 2008. During fiscal 2007, the Company also engaged Ernst & Young LLP to render certain other professional services involving financial due diligence, assistance on tax compliance, audit of the retirement plan and general consultations pursuant to the pre-approval policies and procedures discussed below.
The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2007 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the SEC.
Independent Auditor Fee Information
Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, in each of the following categories are:

	2007	2006
Audit Fees	$423,446	$467,504
Audit-Related Fees	16,500	18,600
Tax Fees	247,981	110,143
All Other Fees	-0-	-0-

	$687,927	$596,247
Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of the Company’s retirement plan. Tax fees consist primarily of tax compliance and consultation on routine tax matters.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
(Item 2 on your Proxy)
The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 1, 2008. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy).

PROPOSALS OF SHAREHOLDERS
If a shareholder wishes to submit a proposal for consideration at the 2008 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than February 19, 2008.
If a shareholder wishes to submit a proposal for consideration at the 2008 Annual Meeting of Shareholders without including that proposal in the Company’s proxy statement and form of proxy, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the first anniversary of the 2007 Annual Meeting (in the event that the date of the 2008 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2008 Annual Meeting of Shareholders). Such notice should be sent to the Company in care of the Secretary at its principal offices.
MISCELLANEOUS
In February 2007, the Board adopted a written charter under which the Compensation and Stock Option Committee acts. A copy of the charter is attached as Appendix A and is also available on our website at www.finishline.com.
The Company’s Annual Report to Shareholders for the fiscal year ended March 3, 2007, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.
The Company is not aware of any other business to be presented at the 2007 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Executive Vice President, General Counsel and Secretary Indianapolis, Indiana June 19, 2007

APPENDIX A
COMPENSATION AND STOCK OPTION COMMITTEE CHARTER OF THE FINISH LINE, INC.
STATEMENT OF PURPOSE
The Compensation and Stock Option Committee (“Committee”) of The Finish Line, Inc. (“Company”) is appointed by the Board of Directors (“Board”) of the Company to assist the Board in its oversight of the Company’s executive officer compensation structure.
COMPOSITION
The Committee shall consist of no fewer than two members of the Board and shall consist solely of “independent directors”. For purposes hereof, an “independent director” is a director who meets the Nasdaq stock exchange definition of “independent director”. Additionally, members of the Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.
Members of the Committee shall be appointed by the Board and serve at the discretion of the Board.
MEETINGS
The Committee shall meet either in person or hold telephonic meetings as often as it deems appropriate to discharge its responsibilities, but not less frequently than two times each year. Consistent with the maintenance of the confidentiality of compensation discussions, the Committee may invite such members of Company management, or any Company officer, or employee, or the Company’s external counsel or other advisor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
The Committee will report regularly to the Board following meetings of the Committee. The report to the Board may take the form of an oral report by any member of the Committee designated by the Committee to make such a report. The Committee will maintain minutes of meetings and activities of the Committee and such minutes will be filed with the minutes of the meetings of the Board. A majority of the members of the Committee constitutes a quorum.
Duties and Responsibilities
Chief Executive Officer Compensation: The Committee shall review and approve, at least annually, the compensation structure of the Company’s Chief Executive Officer (the “CEO”). The Committee’s review and approval shall include the Company’s goals and objectives relevant to the compensation of the CEO and the evaluation of the CEO’s performance in light of those goals and objectives. Based on such evaluation, the Committee shall set the compensation, including the annual base salary, annual incentive bonus, and equity compensation, of the CEO. In determining incentive compensation, the Committee shall consider, among other factors it deems appropriate from time to time, the Company’s performance, relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in past years.
Executive Management Compensation: The Committee shall review and approve, at least annually, the compensation, including base salary, incentive compensation and equity-based compensation, of the Company’s executive officers. The Committee’s review and approval shall include Company performance goals and objectives as may be determined by the Committee and/or recommended to the Committee by Company management, and any other factors it deems appropriate and relevant at the time.

Benefit Plans
The Committee shall oversee the design and implementation of the Company’s compensation plans, including the Company’s stock option plan and any executive officer incentive plans. The Committee shall periodically review such compensation plan objectives to ensure that incentive payments are aligned with Company performance goals.
ADDITIONAL RESPONSIBILITIES
The Committee shall review and approve for the Company’s executive officers any proposed employment, severance and/or change in control agreements.
The Committee will review and discuss with Company management and the Board the Company’s Compensation and Discussion Analysis that will be included in the Company’s annual proxy statement in compliance with the applicable rules of the Securities and Exchange Commission (the “SEC”). The Committee shall also produce a Committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.
The Committee has the authority to perform the duties enumerated in this charter and may delegate such of its authority to any one or more of its members or to Company management, in accordance with applicable law, rules, and regulations, as it deems appropriate. The Committee may also revoke any such delegation at any time.
The Committee will review and reassess the adequacy of this charter periodically and recommend any proposed changes to the Board for approval.
The duties enumerated in this charter are not intended to be either complete or exhaustive, the Committee may also carry out such other duties as may be delegated to it by the Board from time to time.
Outside Advisors
The Committee has the authority to select, retain and terminate, at the expense of the Company, the services of independent consultants, legal or other advisors, it may deem appropriate to assist in its duties and responsibilities.

THE FINISH LINE, INC.
CLASS A COMMON SHARES
Proxy for Annual Meeting of Shareholders, July 19, 2007
This Proxy is solicited on behalf of the board of directors for the
Annual Meeting of Shareholders to be held on July 19, 2007 at 9:00 a.m.
at the Company’s Corporate Office located at
3308 N. Mitthoeffer Road, Indianapolis, IN 46235
      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2007 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 19, 2007, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.
(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
THE FINISH LINE, INC.
July 19, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

203300000000000000000 9	071907

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	The election of three Class III directors to serve until the 2010 Annual Meeting of Shareholders:				2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending March 1, 2008.	☐	☐	☐
NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	David I. Klapper Stephen Goldsmith Catherine A. Langham
					3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

☐	FOR ALL EXCEPT (See instructions below)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.